EXHIBIT 32
Certification of Chief Executive Officer and Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350
Each of the undersigned, Jane F. Aggers and Larry D. Fair, certifies pursuant to 18 U.S.C. Section 1350, that: (1) this annual report on Form 10-K of Hancock Fabrics, Inc. (“Hancock”) for the year ended February 3, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (2) the information contained in this annual report fairly presents, in all material respects, the financial condition and results of operations of Hancock.
Date: February 18, 2008

/s/ Jane F. Aggers
Jane F. Aggers
President and Chief Executive Officer

/s/ Larry D. Fair
Larry D. Fair
Vice President, and Chief Accounting Officer
(Principal Financial and Accounting Officer)